As filed with the Securities and Exchange Commission on February 11, 2010

Registration No. 333-155169

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sunoco, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1743282
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1735 Market Street, Suite LL

Philadelphia, Pennsylvania 19103-7583

(215) 977-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph P. Krott

Sunoco, Inc.

1735 Market Street, Suite LL

Philadelphia, Pennsylvania 19103-7583

(215) 977-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Justin P. Klein

Gerald J. Guarcini

Ballard Spahr LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103-7599

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check. the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-155169), which was effective on November 7, 2008, is being filed by Sunoco, Inc. (the “Company”) for the purpose of registering the resale from time to time, in one or more transactions, by selling shareholders of shares of the Company’s common stock, par value $1.00 per share. This Post-Effective Amendment No. 2 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

Sunoco, Inc.

Debt Securities

Preference Stock

Common Stock

Warrants

Sunoco, Inc., or selling shareholders, may, in one or more offerings, offer and sell from time to time shares of Sunoco, Inc.’s common stock. In addition, Sunoco, Inc. may, in one or more offerings, offer and sell from time to time:

•	unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures;

•	shares of preference stock in one or more series, which may be converted into or exchanged for debt securities or common stock; or

•	warrants to purchase debt securities, preference stock, common stock or other securities.

We (or, in the case of our common stock, we or selling shareholders) will offer these securities in amounts, at prices and on terms to be determined by market conditions at the time of offering.

This prospectus describes only the general terms of these securities and the general manner in which we (or, in the case of our common stock, we or selling shareholders) will offer the securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest in these securities. This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

These securities may be sold to underwriters, or directly to purchasers, agents, dealers or through brokers. The names of any other underwriters or of any dealers or agents will be identified in the prospectus supplement. We will not receive any proceeds from the sale of our common stock by selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling shareholders may from time to time sell our common stock in one or more offerings.

We provide information to you about the securities in two separate documents that progressively provide more specific detail:

•	this prospectus, which contains general information, some of which may not apply to your securities; and

•	an accompanying prospectus supplement, which describes the specific terms of your securities and may also add, update or change information contained in this prospectus.

If the terms of the securities offered vary between the accompanying prospectus supplement and this prospectus, you should rely on the information contained in the prospectus supplement.

You should read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” to learn more about us and the securities we are offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, that registers the securities to be offered subsequently by any prospectus supplement to this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings are also available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.SunocoInc.com. You also can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus or any prospectus supplement. The information incorporated by reference is considered to be part of this prospectus, and any applicable prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus and any prospectus supplement.

We are specifically incorporating by reference the documents listed below, and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished to the SEC under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, after the date of this prospectus until all the securities registered by this registration statement are sold. These reports contain important information about us, our financial condition and results of operations:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (filed February 25, 2009), including any amendment(s) or report(s) filed for the purpose of updating such filing;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 (filed May 7, 2009), June 30, 2009 (filed August 6, 2009), and September 30, 2009 (filed November 5, 2009), respectively; and

•

our Current Reports on Form 8-K dated March 13, 2009; March 31, 2009; July 7, 2009; October 6, 2009; December 4, 2009; January 29, 2010; February 4, 2010 (including the information furnished under Item 2.02, but not Item 7.01 thereof); and February 11, 2010.

We make available free of charge through our Internet website, www.SunocoInc.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus or any prospectus supplement.

You may request a copy of any of the documents that we incorporate by reference in this prospectus, at no cost, by writing or telephoning us at the following address:

Sunoco, Inc.

Investor Relations

Mellon Bank Center

1735 Market Street, Suite LL

Philadelphia, Pennsylvania 19103-7583

Telephone: (215) 977-6440

You should rely only on the information included or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with other information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay dividends to our shareholders or pay interest on, or the principal of, any debt securities may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

FORWARD-LOOKING INFORMATION

Some of the information contained in this prospectus and any accompanying prospectus supplement (including documents incorporated by reference) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements discuss estimates, goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, us. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “scheduled,” “should,” or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. In addition, statements in this prospectus and any accompanying prospectus supplement (including documents incorporated by reference) concerning future dividend declarations are subject to approval by our Board of Directors and will be based upon circumstances then existing. Such risks and uncertainties include, without limitation:

•	General economic, financial and business conditions which could affect Sunoco’s financial condition and results of operations;

•	Changes in refining, marketing and chemical margins;

•	Changes in coal and coke prices;

•	Variation in crude oil and petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation;

•	Effects of transportation disruptions;

•	Changes in the price differentials between light-sweet and heavy-sour crude oils;

•	Changes in the marketplace which may affect supply and demand for Sunoco’s products;

•	Changes in competition and competitive practices, including the impact of foreign imports;

•	Effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand;

•	Age of, and changes in the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties;

•	Changes in the expected operating levels of Company assets;

•	Changes in the level of capital expenditures or operating expenses;

•

Effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions);

•	Changes in the level of environmental capital, operating or remediation expenditures;

•	Delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation);

•	Changes in product specifications;

•	Availability and pricing of ethanol and related RINs (Renewable Identification Numbers) used to demonstrate compliance with the renewable fuels standard for credits and trading;

•	Political and economic conditions in the markets in which the Company, its suppliers or customers operate, including the impact of potential terrorist acts and international hostilities;

•	Military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil;

•	Ability to conduct business effectively in the event of an information systems failure;

•	Ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses;

•	Ability to effect divestitures under favorable terms;

•	Ability to enter into joint ventures and other similar arrangements under favorable terms;

•	Changes in the availability and cost of equity and debt financing, including amounts under the Company’s revolving credit and accounts receivable securitization facilities;

•	Performance of financial institutions impacting the Company’s liquidity, including those supporting the Company’s revolving credit and accounts receivable securitization facilities;

•	Impact on the Company’s liquidity and ability to raise capital as a result of changes in the credit ratings assigned to the Company’s debt securities or credit facilities;

•	Changes in credit terms required by suppliers;

•	Changes in insurance markets impacting costs and the level and types of coverage available, and the financial ability of the Company’s insurers to meet their obligations;

•	Changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories and pensions;

•	Changes in financial markets impacting pension expense and funding requirements;

•	Risks related to labor relations and workplace safety;

•	Nonperformance or force majeure by, or disputes with or changes in contract terms with, major customers, suppliers, dealers, distributors or other business partners;

•	Changes in, or new, statutes and government regulations or their interpretations, including those relating to the environment and global warming;

•	Claims of the Company’s noncompliance with statutory and regulatory requirements; and

•

Changes in the status of, or initiation of new litigation, arbitration, or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration, or other proceedings, including natural resource damage claims.

The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us. All forward-looking statements included in this prospectus and the accompanying prospectus supplement are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events.

ABOUT SUNOCO

Our headquarters are at 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583. Our telephone number is (215) 977-3000 and our Internet website address is www.SunocoInc.com.

We were incorporated in Pennsylvania in 1971. We, or our predecessors, have been active in the petroleum industry since 1886. We are a leading manufacturer and marketer of petroleum and petrochemical products. With 675,000 barrels per day of refining capacity, approximately 4,700 retail sites selling gasoline and convenience items, and an ownership interest in approximately 6,000 miles of crude oil and refined product pipelines and 41 product terminals, we are one of the largest independent refiner-marketers in the United States. We are a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. In the United States, we also have the nominal capacity to manufacture approximately 3.67 million tons annually of high-quality metallurgical-grade coke for use in the steel industry, and we are the operator of, and have an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, the net proceeds (after the payment of offering expenses and underwriting discounts and commissions) from the sale of securities offered from time to time using this prospectus will be used for our general corporate purposes, which may include:

•	paying or refinancing our indebtedness;

•	funding working capital, capital expenditures or acquisitions;

•	investing in or lending money to our subsidiaries; and

•	repurchasing or redeeming our securities.

The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

We will not receive any of the proceeds from the sale of our common stock by selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following are the ratios of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,			Years Ended December 31,
	2009		2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	N/A	(1)	7.41	7.88	7.62	9.13	10.40	6.77

(1)	Earnings were inadequate to cover fixed charges by $591 million.

We have computed the ratio of earnings to fixed charges using principally pretax earnings from continuing operations before deducting fixed charges. Fixed charges consist of interest cost and debt expense (including amounts capitalized) and one-third of rental expense relating to operating leases (which is that portion deemed to be interest). The computation of the ratios for all periods presented treats the Tulsa refinery, which was sold on June 1, 2009, as a discontinued operation and reflects the adoption of new accounting guidance concerning noncontrolling interests, which was effective January 1, 2009.

SELLING SHAREHOLDERS

We are registering for resale an indeterminate number of shares of our common stock, par value $1.00 per share, held by certain of our shareholders to be named in a prospectus supplement.

The prospectus supplement for any offering of our common stock by a selling shareholder hereunder will include, among other things, the following information:

•	the name of the each selling shareholder;

•	the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of shares of our common stock held by each selling shareholder prior to the offering;

•	the number of shares of our common stock to be offered for each selling shareholder’s account; and

•	the number and (if one percent or more) the percentage of our common stock held by each of the selling shareholders after the offering.

PLAN OF DISTRIBUTION

We (or, in the case of our common stock, we or selling shareholders) may sell the securities offered by this prospectus:

•	to or through underwriters or dealers;

•	directly to one or more institutional purchasers; or

•	through agents.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the securities may be listed.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling shareholders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by that prospectus supplement. The obligations of the underwriters to purchase any securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any such securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities, or of any such other securities, the underwriters may bid for, and purchase, the securities, or any such other securities, in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We or, if applicable, selling shareholders, also may sell the securities directly or through designated agents. Any agent involved in the offering and sale of the securities, and the commissions payable to any agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We or, if applicable, selling shareholders, may authorize agents, underwriters or dealers to solicit offers by institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutional investors to which such offers may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions as may be approved by us. The obligations of any purchasers under any such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such institution is subject. The underwriters will not have any responsibility with respect to the validity of such arrangements or our performance or the performance of any institutional investors thereunder.

The underwriters and agents who participate in the distribution of these securities may be entitled under agreements entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act. These underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania and by Ann C. Mulé, Esq., Chief Governance Officer, Assistant General Counsel and Corporate Secretary of Sunoco, Inc. Any underwriters will be advised about other issues relating to any offering by their own legal counsel. Ms. Mulé participates in various of our employee benefit plans and, in connection with certain of such benefit plans, receives our common stock, options to purchase our common stock, and our common stock units.

EXPERTS

The consolidated financial statements and schedule of Sunoco, Inc. and subsidiaries, appearing in Sunoco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Sunoco, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Until our offering is completed, we also incorporate by reference into this prospectus any future financial statements and schedules in subsequent SEC filings we make under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, in reliance on the reports made by the firm acting as our independent auditors, relating to these financial statements and schedules given on the particular firm’s authority as experts in accounting and auditing, but only to the extent that such firm has audited those financial statements and schedules, and consented to the use of their reports.

SUNOCO, INC.

PROSPECTUS

February 11, 2010

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses to be borne by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth below. All amounts are estimated except for the registration fee.

SEC Registration Fee	(1)

NYSE Listing Fee	(2)

Legal Fees and Expenses	(2)

Accounting Fees and Expenses	(2)

Blue Sky Fees and Expenses	(2)

Printing Expenses	(2)

Miscellaneous	(2)

Total	(2)

NOTES:

(1)	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
(2)	These fees are calculated based upon the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The Pennsylvania Business Corporation Law variously empowers or requires Sunoco, Inc. under specified circumstances, to indemnify officers, directors and other persons against expenses incurred in connection with any action, suit or proceeding, civil or criminal, to which such person is a party or is threatened to be made a party.

Article VII of Sunoco’s Bylaws provide as follows:

“Article VII:

Indemnification

Section 7.01. Indemnification.

(a) Directors and Officers. The Corporation shall pay on behalf of any individual (“Indemnified Person”) who is, or was:

(1) a Director or officer of the Corporation, or of a corporation in which the Corporation is a shareholder, or in a similar position in any other type of entity in which the Corporation owns an equity interest, or

(2) serving at the request of, or with the approval of, the Corporation as a director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, all expenses, including attorneys’ fees and disbursements, incurred by such person in the defense or settlement of, or appearance as a witness in, any civil, criminal, administrative or arbitrative proceeding pending, threatened or completed against such person by reason of being or having been such Indemnified Person, and shall indemnify such person against amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties in connection with any such proceeding, including any proceeding by or in the right of the Corporation, except where such indemnification is expressly prohibited by applicable law or where the acts or failures to act of the Indemnified Person constitute willful misconduct, self-dealing or recklessness.

(b) Contract. The duties of the Corporation to indemnify and to advance expenses to an Indemnified Person, as provided in this Article VII, shall be in the nature of a contract between the Corporation and each such Indemnified Person, and no amendment or repeal of any provision of this Article VII shall alter, to the detriment of such Indemnified Person, the right of such Indemnified Person to the advancement of expenses or indemnification related to a claim based on an act or failure to act that took place prior to such amendment or repeal.

(c) Employees and Agents. The Corporation shall have the power to indemnify employees and agents of the Corporation on the same basis as provided in subsection (a), and to advance expenses to employees and agents on the same basis as provided in Section 7.03, as the Corporation may from time to time determine or authorize.

(d) Exception. For purposes of this Article VII, and with respect to claims which arise from events occurring after March 7, 2002, no person who is serving as an officer, employee or agent of any subsidiary of the Corporation which is a general partner of a limited partnership which has partnership interests which are publicly traded, or of any subsidiary of such a general partner, shall be an Indemnified Person and any such person shall not be deemed as serving at the request of the Corporation, unless by resolution of the Board of Directors of the Corporation such person is specifically designated as an Indemnified Person who is serving at the request of the Corporation. The foregoing right to payment and to indemnification shall not be exclusive of other rights to which such person may be entitled as a matter of law or otherwise.

Section 7.02. Agreements for Indemnification and Funding. The Corporation is authorized, but not required, to enter into agreements for indemnification with any Indemnified Person, however, failure to enter into such agreements shall not in any way limit the rights of such Indemnified Persons hereunder. The Corporation may, in addition to the foregoing, create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure or insure in any manner its indemnification obligations, whether arising hereunder, under the Articles of Incorporation, by agreement, vote of shareholders or Directors, or otherwise.

Section 7.03. Expenses. Expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

Section 7.04 Disputes. Any dispute related to the right to indemnification of or advancement of expenses to Indemnified Persons as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association.

Section 7.05. Insurance. The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

Section 7.06. Exception. Notwithstanding anything in this Article VII to the contrary, the Corporation shall not be obligated to indemnify any person under Section 7.01 or advance expenses under Section 7.03 with respect to an action, suit or proceeding commenced by such person.”

Sunoco, Inc. has obtained Directors and Officers Liability and Reimbursement Insurance covering all claims during the policy period in an aggregate amount up to $200,000,000. The Directors and Officers Liability section of the policy protects all directors and officers of Sunoco, Inc. and its subsidiaries, subject to the terms and conditions of the policy. This section provides protection for losses arising from any error, misstatement, misleading statement, act, omission, neglect, or breach of duty actually or allegedly committed or attempted by such persons in their capacities as directors and officers for which the director or officer is not indemnified by Sunoco, Inc. The Reimbursement section of the policy protects Sunoco, Inc. (subject to several limitations and exceptions) against losses for which it grants indemnification as permitted or required by law. The terms of the policy provide for the payment of an insurance deductible in the amount of $5,000,000 on a per occurrence basis on all claims for which coverage under the policy has been provided. In February 1996, our board of directors approved and authorized Sunoco to enter into agreements of indemnification with each of our officers and directors to provide for our payment of the deductible for any claims for which coverage has been provided.

Item 16.	Exhibits

1.1*	Form of Underwriting Agreement (Debt Securities).

1.2*	Form of Underwriting Agreement (Equity Securities).

3.1	Articles of Incorporation of Sunoco, Inc., as amended (incorporated by reference to: (a) Exhibit 3.1 to our Current Report on Form 8-K, dated December 4, 2009); and (b) Exhibit 3.(i) of our Annual Report on Form 10-K for the year ended December 31, 2005, filed March 3, 2006).

3.2	Sunoco, Inc. Bylaws, as amended and restated (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, dated December 4, 2009).

4.1	Senior Indenture between Sunoco, Inc. and U.S. Bank National Association, dated as of March 31, 2009 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, dated March 31, 2009).

4.2*	Form of Subordinated Indenture.

4.3	Form of Warrant Agreement to be entered into between Sunoco, Inc. and one or more banking institutions organized under the laws of the United States or any State thereof, as Warrant Agent with respect to debt securities (including Form of Warrant Certificate) (incorporated by reference to Exhibit 4.3 of Registration Statement No. 33-53717 filed May 20, 1994).

4.4	Form of Warrant Agreement to be entered into between Sunoco, Inc. and one or more banking institutions organized under the laws of the United States or any State thereof, as Warrant Agent with respect to equity securities (including Form of Warrant Certificate) (incorporated by reference to Exhibit 4.4 of Registration Statement No. 33-53717 filed May 20, 1994).

4.5	Form of common stock certificate of Sunoco, Inc. (incorporated by reference to Exhibit 4.7 of Registration Statement No. 33-53717 filed May 20, 1994).

4.6*	Form of preference stock certificate of Sunoco, Inc.

4.7*	Form of warrant certificate of Sunoco, Inc.

4.8***	Form of Supplemental Indenture between Sunoco, Inc. and U.S. Bank National Association.

5.1***	Opinion of Ann C. Mulé, Esq., Chief Governance Officer, Assistant General Counsel and Corporate Secretary of Sunoco, Inc.

12.1	Statements Re: Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 (incorporated by reference to Exhibit 12 to our Current Report on Form 8-K dated February 11, 2010).

12.2	Statements Re: Computation of Ratio of Earnings to Fixed Charges for the nine-month periods ended September 30, 2009 and September 30, 2008 (incorporated by reference to Exhibit 12 of our Quarterly Report on Form 10-Q for the nine months ended September 30, 2009).

23.1***	Consent of Ann C. Mulé, Esq. (included in Exhibit 5.1).

23.2**	Consent of Independent Registered Public Accounting Firm.

24.1***	Power of Attorney.

25.1***	Form T-1 Statement of Eligibility and Qualification of U.S. Bank National Association respecting the Senior Indenture.

25.2†	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act, or in a post-effective amendment to this registration statement.
**	Filed herewith.
***	Previously filed.
†	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, as of the 11th day of February, 2010.

SUNOCO, INC.

By:	/s/ BRIAN P. MACDONALD
Name:	Brian P. MacDonald
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert J. Darnall	Director	February 11, 2010

/s/ BRIAN P. MACDONALD Brian P. MacDonald	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 11, 2010

* Gary W. Edwards	Director	February 11, 2010

* Lynn L. Elsenhans	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	February 11, 2010

* Ursula O. Fairbairn	Director	February 11, 2010

* Thomas P. Gerrity	Director	February 11, 2010

* Rosemarie B. Greco	Director	February 11, 2010

* John P. Jones, III	Director	February 11, 2010

* James G. Kaiser	Director	February 11, 2010

* Joseph P. Krott	Comptroller (Principal Accounting Officer)	February 11, 2010

* John W. Rowe	Director	February 11, 2010

* John K. Wulff	Director	February 11, 2010

* By:	/s/ JOSEPH P. KROTT
Joseph P. Krott
Individually, and as Attorney- in- Fact